As filed with the Securities and Exchange Commission on April 10, 2015

Registration No. 333-190896

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-190896

UNDER

THE SECURITIES ACT OF 1933

EVERYWARE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3414553
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue

Lancaster, Ohio 43130

(740) 681-2500

(Address of principal executive offices, including zip code)

EveryWare Global, Inc. 2012 Stock Option Plan

EveryWare Global, Inc. 2013 Omnibus Incentive Compensation Plan

(Full title of the plans)

Sam A. Solomon

Chief Executive Officer

EveryWare Global, Inc.

519 North Pierce Avenue

Lancaster, Ohio 43130

(740) 687-2500

(Name, address and telephone number of agent for service)

copies to:

Carol Anne Huff

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, Illinois 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☒

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This post-effective amendment (the “Post-Effective Amendment”) is being filed to deregister unsold shares of common stock, par value $0.01 per share (the “Shares”) of EveryWare Global, Inc. (the “Registrant”) under the Registration Statement on Form S-8 filed by the Registrant (File No. 333-190896) (the “Registration Statement”) with the Securities and Exchange Commission pertaining to the registration of the Shares offered under the EveryWare Global, Inc. 2012 Stock Option Plan and the EveryWare Global, Inc. 2013 Omnibus Incentive Compensation Plan.

The Company has filed this Post-Effective Amendment No. 1 with the SEC to remove from registration any unissued shares of Common Stock under the Plan that were previously registered under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Ohio on April 10, 2015.

EVERYWARE GLOBAL, INC.

By:	/s/ Joel Mostrom
	Name:	Joel Mostrom
	Title:	Interim Chief Financial Officer